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                                                                   EXHIBIT 10.24

                                 LOAN AGREEMENT

                                                    April 30, 2002

     VISION SCIENCES, INC., a Massachusetts corporation with offices at 9 Strathmore Road, Natick, Massachusetts 01760 (the "Borrower") has applied to CITIZENS BANK OF MASSACHUSETTS, a banking corporation organized under the laws of the Commonwealth of Massachusetts, with a banking office at 53 State Street, Boston, Massachusetts, for certain loans and other financial accommodations to be secured by security interests in certain property now or hereafter owned by the Borrower, or in which the Borrower now or hereafter has an interest. The Bank has agreed to grant to the Borrower the financial accommodations described in this Loan Agreement (this "Loan Agreement") on the terms and conditions more fully set forth below.

                     ARTICLE I- AMOUNT AND TERMS OF THE LOAN

     SECTION 1.01. THE LOANS. The Borrower has requested that the Bank make available to it a revolving line of credit (the "Line of Credit") for general working capital purposes of the Borrower and a term loan for the acquisition of equipment (the "Term Loan"). Loans and other advances of credit under the Line of Credit are hereinafter referred to as the "Revolving Loans" and the Term Loan and the Revolving Loan(s) are collectively referred to herein as the "Loans". The Bank has agreed to provide the Borrower with the Loans on the terms and conditions set forth herein, provided that the Bank shall not be obligated to make any Loans at any time that there is a continuing Event of Default.

     (a) THE LINE OF CREDIT. Subject to all of the terms and conditions set forth in this Loan Agreement, the Bank hereby establishes the Line of Credit in the Borrower's favor pursuant to which Bank shall, at Borrower's request from time to time made after the date hereof until April 29, 2003 (the "Expiration Date"), make Revolving Loans (including Letters of Credit and Banker's Acceptances) to Borrower in an aggregate amount up to the lesser of (x) $1,000,000.00 (the "Credit Limit"), or (y) the Borrowing Base. Up to $250,000 of the Line of Credit shall be available to the Borrower for issuance of letters of credit ("Letter(s) of Credit") and/or banker's acceptances ("Banker's Acceptances"). All Revolving Loans are due and payable on the Expiration Date and no Letter of Credit or other extension of credit may have an expiry after the Expiration Date unless secured by cash or cash equivalents at 100.0% of the face amount of such Letter of Credit. Payments (and prepayments) of principal in full or in part may be made at any time and from time to time without premium or penalty, and shall be made on the Loans from time to time in accordance with the provisions of this Loan Agreement. All Revolving Loans shall be Prime Rate Loans and shall bear interest, calculated on the basis of actual days elapsed and a 360-day year and payable monthly in arrears on the first Business Day of each month at a fluctuating per annum rate of interest equal to the Prime Rate. The effective interest rate applicable to Borrower's Loans shall change on the date of each change in the Prime Rate.

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     (b) THE TERM LOAN. In addition to the Revolving Loans, the Bank has agreed, on the terms and conditions set forth herein to make a Term Loan to the Borrower in the maximum amount of up to $250,000.00 to finance the acquisition of machinery and Equipment by the Borrower. Advances under the Term Loan may be requested by the Borrower from the date hereof until September 30, 2002 (the "Conversion Date"), each advance to be in the minimum amount of $50,000.00 and in an amount no greater than 75.0% of the actual purchase price of machinery and Equipment purchased by Borrower. THE OUTSTANDING PRINCIPAL BALANCE OF THE TERM LOAN SHALL bear interest in arrears at a fluctuating per annum rate equal to the sum of one half percent (.50%) plus the Prime Rate and payable on a monthly basis on the last Business Day of each month commencing April 30, 2002 until paid in full. Payments of principal, each in the amount of 1/12th of the outstanding principal balance of the Term Note on the Conversion Date shall be paid quarterly commencing December 31, 2002 and on the last Business Day of each quarter thereafter through and including September 30, 2005 ( the "Maturity Date") at which time all amounts outstanding shall be due and payable, all as provided in the Loan Agreement. the Term Loan shall bear interest, calculated on the basis of actual days elapsed and a 360-day year. The effective interest rate applicable to Borrower's Loans shall change on the date of each change in the Prime Rate.

     (c) OTHER FEES AND CHARGES. Any Letter of Credit issued under the Line of Credit shall be subject to a letter of credit fee in the amount of 1/4% of the face amount of the Letter of Credit (minimum of $95.00) in addition to the Bank's customary set-up and processing fees. Any Banker's Acceptance issued under the Line of Credit shall be subject to a banker's acceptance fee at the rate of 1.50% per annum above the Banker's Acceptance rate of the Bank (minimum of $145.00) in addition to the Bank's customary set-up and processing fees.

     SECTION 1.02. CHARGE TO ACCOUNTS. The Borrower hereby irrevocably authorizes the Bank, if and to the extent payment of any installment of principal and/or interest on the Notes or any fees or other amounts from time to time due hereunder is not promptly made, to charge against the Borrower's account(s) with the Bank an amount equal to the accrued principal, interest, fees and such other amounts from time to time due and payable to the Bank under the Note or hereunder.

     SECTION 1.03. COMMITMENT FEE. In addition to all other amounts due hereunder, the Borrower shall pay to the Bank a Commitment Fee equal to one quarter percent per annum (.25%) of the unused Line of Credit. For purposes of calculation of such fee, the "unused Line of Credit" shall mean the difference between the Credit Limit and the actual daily average of Revolving Loans and other advances of credit outstanding. The Commitment Fee shall be payable in arrears on the first Business Day of each quarter for the immediately preceding quarter.

                        ARTICLE II-CONDITIONS OF LENDING

     The Bank's commitment to make the Loan is subject to the performance by the Borrower of all of Borrower's obligations under this Agreement and under the Security Documents, and the

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satisfaction of the condition precedent that the Bank shall have received on or by the date of this Loan Agreement all documents required by the Bank in the Bank's sole discretion in form and substance satisfactory to the Bank. The Bank's agreement to modify the Borrowing Base after the occurrence of a Trigger Event is subject to the execution by the Borrower and Bank of documents, instruments and agreements to amend and restate the Loan documents, including without limitation the granting of guaranties and security agreements by Borrower and its affiliates, Machida Incorporated, and Opie Labs, Inc.

                        ARTICLE III-SECURITY FOR THE NOTE

     In addition to the Bank's rights of set-off, the security, if any, for the Borrower's obligations under this Agreement and the Note is a pledge of a certificate of deposit as provided in the Pledge Agreement of even date herewith. After occurrence of a Trigger Event, the security for the Borrower's obligations shall be a first priority perfected security interests in the business assets of Borrower and its affiliates Machida Incorporated, and Opie Labs, Inc.

                    ARTICLE IV-REPRESENTATIONS AND WARRANTIES

SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. (a) The Borrower represents and warrants to the Bank as follows:

     (i) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, is duly qualified to do business in every other jurisdiction where the nature of its activities requires such qualification except where the failure to so qualify would have a material adverse effect upon the Borrower, has all requisite power and authority, corporate or otherwise, to conduct its businesses, to own its properties, to execute, deliver, and perform all of its obligations under this Agreement, the Security Documents and the Notes.

     (ii) The execution, delivery and performance by the Borrower of this Agreement, the Security Documents and the Notes have been duly authorized by all necessary corporate action and do not and will not require any consent or approval of the stockholders of the Borrower which has not been obtained or violate any provision of the charter documents of the Borrower.

     (b) The Borrower additionally represents and warrants to the Bank as follows:

     (i) The execution, delivery and performance by the Borrower of this Agreement, the Security Documents and the Notes do not and will not (x) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower, (y) except for license agreements which by their

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terms restrict the pledge of or an encumbrance or assignment of the license, result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which the Borrower or the Borrower's properties may be bound or affected, or (z) except as may be provided by this Agreement, the Security Documents and/or the Notes, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any Assets or properties of the Borrower.

     (ii) The Borrower is not in material default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any indenture, agreement, lease or instrument by which it is bound, which default would result in a material adverse consequence to the Borrower.

     (iii) No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by the Borrower of this Agreement, the Security Documents or the Notes except for the perfection of liens granted under certain of the Security Documents.

     (iv) The most recent balance sheet of the Borrower, the related statement of income and retained earnings of the Borrower and all other financial information of the Borrower furnished to the Bank, fairly present the financial condition of the Borrower as of the date thereof and the results of the operations of the Borrower for the periods ending on such date, subject in each instance to any applicable year end adjustments, all in accordance with GAAP applied on a consistent basis, and since such date, there has been no material adverse change in such condition or operations and there has been no declaration or payment of dividends or distributions to any stockholders or members of the Borrower except as expressly permitted by this Agreement.

     (v) Except as disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any properties or assets of the Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower would have a material adverse effect on the financial condition, Assets, or operations of the Borrower.

     (vi) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     (vii) The Borrower is not a party to any indenture, loan or credit agreement or any lease or

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other agreement or instrument or subject to any restriction of any kind which would have a material adverse effect on the business, properties, assets, operations or condition, financial or otherwise, of the Borrower or on the ability of the Borrower to carry out its obligations under this Agreement, the Security Documents or the Notes, except for license agreements which by their terms restrict the pledge of or an encumbrance or assignment of the license.

                       ARTICLE V-COVENANTS OF THE BORROWER

     SECTION 5.01. AFFIRMATIVE COVENANTS OF THE BORROWER OTHER THAN REPORTING REQUIREMENTS. From the date hereof and thereafter for so long as the Borrower is indebted to the Bank, whether under the Notes or otherwise, the Borrower will, unless the Bank shall otherwise consent in writing:

     (a) PAYMENT OF TAXES, ETC. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon the Borrower's income or profits, or upon any Assets or properties belonging to the Borrower, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any of the Borrower's properties or Assets provided that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and as to which Borrower shall have set aside adequate reserves in accordance with GAAP.

     (b) MAINTENANCE OF INSURANCE. Maintain insurance with responsible and reputable insurance companies acceptable to the Bank in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general area in which the Borrower operates. The Borrower shall provide the Bank with such evidence as the Bank may reasonably request from time to time as to the maintenance of all such insurance.

     (c) EXISTENCE AND ASSETS. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate or limited liability existence, if applicable, and any of the Borrower's rights, licenses, patents, copyrights, trademarks, trade names, permits and franchises and comply with all applicable laws and regulations, except where failure to do so would not likely result in a material adverse consequence to the Borrower; at all times maintain, preserve and protect any of the Borrower's franchises and trade names and preserve all the remainder of the Borrower's Assets and property used or useful in the conduct of the Borrower's business and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     (d) COMPLIANCE WITH LAWS, ETC. Comply with the requirements of all present and future

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applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would materially and adversely affect the Borrower's business, Assets or credit.

     (e) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.

     (f) PRINCIPAL DEPOSITORY. Use the Bank as the principal depository of Borrower's funds, all such deposits to be subject to the Bank's normal and usual service charges.

     (g) FINANCIAL REPORTING. Provide the Bank with copies of the Borrower's 10-Q reports within 45 days of each fiscal quarter end of the Borrower and to provide the Bank with a copy of its 10-K report within 90 days of Borrower's fiscal year end, together with a compliance certificate at each quarter end certifying Borrower's compliance with the financial covenants and other provisions of this Loan Agreement and ancillary documents.

     SECTION 5.02. NEGATIVE COVENANTS OF THE BORROWER. From the date hereof and thereafter for so long as the Borrower is indebted to the Bank, the Borrower will not, without the prior written consent of the Bank, which will not unreasonably be withheld in the absence of a material adverse effect upon the Collateral or the ability of the Borrower to pay and perform the Obligations:

     (a) LIENS, ETC. Create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature, upon or with respect to any of the Collateral;

     (b) MERGERS, ETC. Dissolve, liquidate, merge, consolidate with or otherwise acquire all or substantially all of the assets of any other Person or any of the capital stock of or ownership interest in any other Person, or sell, assign, lease or otherwise dispose of all or substantially all of the Borrower's Assets to any Person.

                          ARTICLE VI-EVENTS OF DEFAULT

     The Borrower shall be in default under this Agreement upon the occurrence of any of the following events ("Events of Default"):

     (a) The non-payment when due of any of the Obligations which continues for two (2) days, or the failure of the Borrower to perform any other Obligation hereunder (other than b, c or d below), under the Notes or any of the Security Documents which continues for fifteen days (15) from dispatch of written notice thereof to the Borrower by the Bank; or

     (b) Any representation or warranty made by the Borrower in this Agreement, by the Borrower

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in any of the Security Documents or in any written certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, the Notes or any of the Security Documents, shall prove to have been incorrect in any material respect when made; or

     (c) Borrower's liquidation, termination, dissolution or ceasing to carry on actively any substantial part of its current business;

     (d) commencement by Borrower of a voluntary proceeding seeking relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law, or seeking appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its assets; or its consent to any of the foregoing in an involuntary proceeding against it; or if Borrower shall generally not be paying its debts as they become due or admit in writing its inability to do so; or an assignment for the benefit of, or the offering to or entering into by Borrower of any composition, extension, reorganization or other agreement or arrangement with, its creditors generally; or commencement of an involuntary proceeding against Borrower seeking relief with respect to it or its debts under any bankruptcy, insolvency or other similar law, or seeking appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its assets, which proceeding remains undismissed and unstayed for forty-five (45) days; or entry of an order for relief against Borrower in any such proceeding.

                          ARTICLE VII-REMEDIES OF BANK

     Upon the occurrence and during the continuance of any one or more Events of Default and at any time thereafter:

     (a) The Bank or any other holder of the Notes or any other Indebtedness of the Borrower to the Bank may, by notice to the Borrower, declare the entire unpaid principal amount of the Notes and/or any other Indebtedness of the Borrower to the Bank or such holder and all commitment fees, interest and other sums accrued and unpaid thereon to be forthwith due and payable, whereupon the Notes and/or any such Indebtedness and all such accrued commitment fees and interest shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

     (b) The Bank may exercise any and all of the rights, powers, privileges and remedies as a secured party under this Agreement, the Notes and any of the Security Documents or otherwise available at law or in equity.

                  ARTICLE VIII-DEFINITIONS AND ACCOUNTING TERMS

     SECTION 8.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall

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have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Account(s) Receivable" means all Borrower's (and to the extent Machida, Incorporated has become a party to financing arrangements between the Borrower and the Bank, Machida's) accounts, accounts receivable, rental and lease payments receivable, contract rights, promissory notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to Borrower from any Person (as defined below) for goods sold by it or for services rendered by it, or however otherwise established or created, all guaranties and security therefor, all right, title and interest of Borrower in the goods or services which gave rise thereto, including rights to reclamation and stoppage in transit and all rights of an unpaid seller of goods or services; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to Borrower (and to the extent Machida, Incorporated has become a party to financing arrangements between the Borrower and the Bank, to Machida.).

     "Affiliate" means any shareholder of or beneficial owner of any interest in the Borrower and any entity or corporation controlling or controlled by the Borrower or any shareholder of or owner of an interest of five percent (5.0%) or more in the Borrower.

     "Assets" means any and all of the Borrower's presently owned or hereafter acquired tangible and intangible property and the proceeds, products, accessions, replacements and substitutions therefor.

     "Borrowing Base" means the sum of the following: (1) Prior to occurrence of a Trigger Event and amendment and restatement of the Loan Documents:

     (a) One hundred percent (100.0%) of the amount on deposit in a certificate of deposit account of the Borrower with the Bank and pledged to the Bank pursuant to the Pledge Agreement between Borrower and Bank of even date herewith(the "Pledge Agreement"); and

     (2) After the occurrence of a Trigger Event and amendment and restatement of the Loan Documents:

     (a) Eighty percent (80.0%) of the unpaid face amount of all Eligible Accounts (as defined below) of Borrower; PLUS

     (b) the lesser of (i) $250,000, or (ii) Twenty-five percent (25.0%) of the amount of Eligible Inventory (as defined below) of the Borrower.

     "Capital Expenditures" means expenditures by the Borrower for the purchase or lease of equipment and other goods which must be accounted for as capital items, and not as expenses,

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pursuant to GAAP.

     "Collateral" shall have the meaning ascribed to it in the Pledge Agreement.

     "Eligible Account" means an Account Receivable which initially and at all times until collected in full:

     (a) is not more than ninety (90) days from the date of invoice;

     (b) arose in the ordinary course of business from the performance of services or the outright sale, lease or rental of goods in the United States or Canada; such services have been performed or such goods have been shipped to or otherwise delivered for the use of the account debtor; and in the case of goods, Borrower has possession of or has delivered to Bank shipping and delivery receipts evidencing shipment;

     (c) is not owed by an account debtor who is an employee or parent, subsidiary or other affiliate of Borrower, unless the Bank has approved such account debtor in writing, which approval shall not unreasonably be withheld in the event that all transactions with such account debtor are on arm's length market terms;

     (d) is not evidenced by a promissory note or other instrument, is subject to a perfected security interest in favor of Bank and is not subject to any other Lien (other than a Permitted Lien);

     (e) is a non-contingent obligation that is not subject to a claim or threatened claim of set-off, credit, defense, warranty claim, allowance or adjustment by the account debtor except normal discount allowed in the ordinary course for prompt payment, and such account debtor has not complained as to its liability thereon nor returned any of the subject goods;

     (f) did not arise out of any sale made on an advanced billing, bill and hold, dating or delayed shipment basis, and are not billings for customer deposits;

     (g) is owed by an account debtor as to which Borrower has received no notice and has no knowledge of bankruptcy, insolvency or other facts which make collection doubtful, and has not been turned over to a collection agency or attorney;

     (h) the account debtor is not located in any state denying creditors access to its courts in the absence of such creditor's qualification to conduct business as a foreign corporation in such state or complying with other filing or reporting requirements unless Borrower has filed all legally required filings and reports, obtained any necessary authorities or certificates to do business, and paid any applicable taxes and/or fees to the applicable state agency in such state, or is not required to do so;

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     (i) if owed by the United States of America, has upon Bank's request therefor been properly assigned to the Bank pursuant to the Federal Assignment of Claims Act, and is not subject to any right of offset or other claims;

     (j) has not been designated by Bank in its reasonable discretion and in good faith based upon Bank's customary and reasonable credit practices as unacceptable for any reason by written notice to Borrower; and

     (k) is not owed by an account debtor located outside the United States of America or Canada, unless such account is insured by a credit insurance company acceptable to the Bank on terms and conditions acceptable to the Bank or unless such account is fully supported by a letter of credit drawn on a US bank acceptable to the Bank.

     No Accounts Receivable due from an account debtor shall be deemed Eligible Accounts if more than twenty-five percent (25.0%) of Accounts Receivable due from such account debtor are more than ninety (90) days from the invoice date of such Accounts Receivable, until such time as less than twenty-five percent (25.0%) of Accounts Receivable due from such account debtor are more than ninety
(90) days from the invoice date. The amount of Accounts Receivable from an account debtor in excess of twenty-five percent (25.0%) of all outstanding Accounts Receivable from all account debtors shall not be deemed to be Eligible Accounts.

     Accounts Receivable payable by Borrower to an account debtor and all deposits paid by such account debtor shall be netted against Eligible Accounts due from such account debtor and the difference (if positive) shall constitute Eligible Accounts from such account debtor for purposes of determining the Borrowing Base. Characterization of any Account Receivable due from an account debtor as an Eligible Account shall not be deemed a determination by Bank as to its actual value nor in any way obligate Bank to accept any Account Receivable subsequently arising from such account debtor to be, or to continue to deem such Account Receivable to be, an Eligible Account; it is Borrower's responsibility to determine the creditworthiness of account debtors and all risks concerning the same and collection of Accounts Receivable are with Borrower. All Accounts Receivable which are not Eligible Accounts also constitute Collateral.

     "Eligible Inventory" means Borrower's Inventory of finished goods and raw materials which initially and at all times until sold:

     (a) is new or reconditioned in accordance with Borrower's historical sales practices, merchantable and saleable through normal trade channels, and is not held for rental by the Borrower;

     (b) is at one of the Borrower's business locations which has been identified in writing to Bank, which for the Borrower is 9 Strathmore Road, Natick, Massachusetts 01760 and for Machida is 40 Ramland Road South, Orangeburg, New York 10962;

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     (c) is subject to a perfected first priority security interest in favor of
Bank and owned by Borrower free and clear of any Lien except in favor of Bank;

     (d) is not obsolete; not scrap, waste, defective goods and the like;

     (e) has been produced by Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders promulgated thereunder;

     (f) is not stored with a bailee, warehouseman, processor or similar party unless Bank has given its prior written consent thereto and Borrower has caused each such bailee, warehouseman, processor or similar party to issue and deliver to Bank warehouse receipts and lien waivers in Bank's name for such inventory, and in the case of processors, unless such are goods segregated and labeled as belonging to Borrower or Borrower has perfected its interest therein by retaining a security interest therein and filing financing statements against such processor pursuant to Section 9-315 of the Uniform Commercial Code;

     (g) has not been designated by Bank in its reasonable discretion and in good faith, based upon Bank's customary credit practices, as unacceptable for any reason by written notice to Borrower;

     (h) is and has been since the date of this Loan Agreement valued for financial reporting purposes on a basis consistent with the basis applied for prior financial periods; and

     (i) not held on consignment by a customer unless Borrower has perfected its interest therein by filing financing statements against such customer and by prior notification of other secured parties of such customer as required by the Uniform Commercial Code.

     Eligible Inventory shall be net of such reserves as may be required by the Bank from time to time in good faith based upon circumstances then existing.

     "ERISA" means Title IV of the Employee Retirement Income Security Act of 1974, as amended.

     "Equipment" means Borrower's machinery, equipment, furnishings, fixtures and other goods (as defined in Article 9 of the Uniform Commercial Code) whether now owned or thereafter acquired by Borrower and wherever located, all replacements and substitutions therefor or accessions thereto and all proceeds thereof, and including, also without limitation, all proceeds of fire or other insurance covering the aforesaid property;

     "GAAP" means generally accepted accounting principles.

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     "Indebtedness" of a Person means (i) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services the payment or collection of which such Person has guaranteed or in respect of which such Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss, (iii) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in the Assets and/or property owned by such Business Entity, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations, (iv) Capitalized Lease Obligations of such Person and (v) all other liabilities or obligations of such Person which would, in accordance with GAAP, be classified as liabilities of such Person.

     "Inventory" means all inventory of whatever name, nature, kind or description, all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by Borrower, parts, supplies, all wrapping, packaging, advertising, labeling, and shipping materials, devices, names and marks, all contracts rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired by Borrower.

     "Multi-Employer Plan" shall have the same meaning assigned to that term in ERISA.

     "Person" means an individual, corporation, limited liability company, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Prime Rate" means the rate per annum from time to time announced by Citizens Bank as its Prime Rate, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time which serves as the basis upon which effective interest rates are calculated for loans making reference thereto.

     "Reportable Event" shall have the meaning assigned to that term in ERISA.

     "Security Documents" means the Borrower's Pledge Agreement, such financing statements as the Bank may require to perfect the security interests granted under the Pledge Agreement and all other documents, instruments or agreements required by the Bank to further perfect or establish the attachment, priority or ability to enforce such security interests.

     "Trigger Event" means the satisfaction by the Borrower of the following conditions: (i)

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Borrower having earned and reported to the Bank two consecutive quarters where its "cash flow" for each quarter exceeded the sum of its term debt principal payments, capital lease payments and Capital Expenditures for such quarter by at least $25,000.00 and (ii) its Current Ratio at the end of each such quarter was 3.25:1.0 or greater (the "Release Conditions"). For purposes of the foregoing, "cash flow" for any quarter shall mean Borrower's net profit plus depreciation, amortization and any non-cash stock-based compensation recorded for such quarter. In no event shall a Trigger Event be deemed to have occurred until the Borrower has provided written notice to the Bank that it has satisfied the Release Conditions, together with such financial information as the Bank shall require to verify such satisfaction and the Bank shall have confirmed in writing to the Borrower that the Release Conditions have been satisfied. The Bank shall cancel the Pledge Agreement with respect to the Collateral promptly after its confirmation of the Borrower's satisfaction of the Release Conditions and negotiation and consummation of new financing terms acceptable to Bank and Borrower.

     SECTION 8.02. ACCOUNTING AND UCC TERMS. All capitalized accounting terms not specifically defined herein shall be defined in accordance with GAAP and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles. References in this Agreement to the "UCC" are to the Uniform Commercial Code of the Commonwealth of Massachusetts. Terms contained within the definition of the term "Assets" which are defined in the UCC and are not otherwise defined herein have the same meanings as defined in the UCC.

                            ARTICLE IX-MISCELLANEOUS

     SECTION 9.01. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Bank, or any other holder of the Notes in exercising any right, power or remedy under this Agreement, the Notes and/or any of the Security Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.02. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement or of the Notes or any of the Security Documents nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 9.03. ADDRESSES FOR NOTICES, ETC. All notices, demands, requests, consents or other communications hereunder or in connection herewith ("Notices") shall be in writing and shall be mailed postage prepaid, delivered or sent by facsimile to the applicable party at its address first set forth above.

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     SECTION 9.04. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all out-of-pocket costs and expenses of the Bank (and any participant of all or any portion of the Loan) in connection with the preparation execution and delivery of this Agreement, the Security Documents, the Notes, and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and all costs and expenses, if any, in connection with the enforcement of this Agreement, any of the Security Documents, the Notes and the other instruments and documents to be delivered hereunder. The Bank acknowledges that it has received a deposit in the amount of $3,000.00 which will be applied by Bank against such costs and expenses.

     SECTION 9.05. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, personal representatives, successors and assigns, except that the Borrower shall not have the right to assign the Borrower's rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may assign, negotiate or pledge all or any portion of its rights under this Agreement or any of its rights or security with respect to the Notes and the Security Documents, and, in case of such assignment, negotiation or pledge, the Borrower shall accord full recognition thereto.

     SECTION 9.06. SET-OFFS, ETC. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Loan, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower and to the fullest extent permitted by law, to set off and apply deposits (general, special, time or demand, provisional or final) of the Borrower against the payment of any of the obligations of the Borrower hereunder, whether or not the Bank shall have made any demand for payment of such obligations.

     SECTION 9.08. GOVERNING LAW. This Agreement, the Notes and the Security Documents shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

     SECTION 9.09. INTEGRATION. This Agreement supersedes Borrower's application for credit, any commitment and proposal letters in respect hereof, and all other prior dealings between the parties hereto and their respective agents, employees or officers with respect to the credit facilities extended hereby, and this Agreement, together with the Notes and the Security Documents, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

     SECTION 9.10. CURRENT RATIO. The Borrower will not permit the ratio of its Current Assets to its Current Liabilities to be less than 2.5:1.0 at any time.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their proper representatives thereunto duly authorized, under seal, as of the date first above written.

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WITNESS                                  VISION SCIENCES, INC.

/s/ Amy Pace                             By:   /s/ James A. Tracy
-------------------------                   ---------------------------------
                                               Vice President Finance, Treasurer

CITIZENS BANK OF MASSACHUSETTS

By:  /s/ Scott Haskell
   ---------------------------
     Vice President

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